EXHIBIT 10.1
                                                                    ------------



         Amendment No. 2 to Distribution and Licensing Agreement between the Registrant and Kamar, Inc. dated September 28, 2000(1)










(1)Confidential Treatment as to certain portions has been requested effective until December 31, 2004. The copy filed as an exhibit omits the information subject to the confidentiality request.

             AMENDMENT NO. 2 TO DISTRIBUTION AND LICENSING AGREEMENT


         THIS AMENDMENT, made and entered into as of the 28th day of September, 2000, by and among KAMAR, INC., a Colorado corporation, together with any subsidiaries or other affiliates (collectively, "Kamar"), IMMUCELL CORPORATION, a Delaware corporation ("ImmuCell"), and KAMAR MARKETING GROUP, INC., a Colorado corporation and a wholly-owned subsidiary of ImmuCell ("KMG"). ImmuCell and KMG are sometimes hereinafter referred to collectively as "ImmuCell/KMG."

                                   WITNESSETH:


         WHEREAS, Kamar, ImmuCell and KMG are parties to a certain Distribution and Licensing Agreement dated as of December 3, 1993, as amended by Amendment No. 1 to Distribution and Licensing Agreement dated as of July 1, 1998 (the "Agreement"); and

         WHEREAS, Kamar, ImmuCell and KMG desire to amend the Agreement in certain respects to provide for, among other things, the rendering by Kamar of marketing services in connection with the sale of the Detectors and a further extension of the term of the Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agrees as follows:

         1. Paragraph 1.02 of the Agreement is amended by adding the following new sentence at the end thereof:

                  "ImmuCell/KMG hereby appoints Kamar as a marketing and sales representative to solicit orders for Detectors for sale by ImmuCell/KMG. The parties understand and agree that Kamar may provide the marketing and sales services to be provided to ImmuCell/KMG under this Agreement through its subsidiary, Kamar Products, LLC."

         2. Paragraph 1.03 of the Agreement is hereby amended by adding the following new Paragraph 1.03(c) thereto:

                  "Kamar shall use its best efforts to have Kamar Products exert its best efforts to market and assist ImmuCell/KMG to sell the maximum number of Detectors. Such efforts shall include, without limitation, the hiring of a full-time person by Kamar Products to direct the marketing campaign, which person shall initially be Mr. Stafford C. Walker."

         3. Paragraph 1.04(a) of the Agreement is amended by deleting the works "market and" from such paragraph.

         4. Paragraph 1.04(b) of the Agreement is amended by adding the clause "and continuing through 2000" following the clause "Beginning in 1994" in the first line of such paragraph.

         5. Paragraph 1.04(b) of the Agreement is further amended by adding the following sentence at the end thereof:

                  "Beginning in 2001, ImmuCell/KMG shall expend a minimum amount of $50,000 in gross media advertising and promotional activities for the sale and marketing of Detectors in each calendar year during the remainder of the term of this Agreement, not less than $40,000 of which shall be expended for gross media advertising."

         6. Paragraph 1.04(d) of the Agreement is amended by deleting the current paragraph in its entirety, and by inserting the following paragraph in lieu thereof:

                  "ImmuCell/KMG agrees that it will not increase the price charged by ImmuCell/KMG to its customers for the Detectors during any calendar year by a percentage amount in excess of the sum of (i) the percentage increase in the price paid by Kamar to Rule Manufacturing for the Detectors for the year in question plus (ii) two percent (2%)."

         7. Paragraph 1.05 of the Agreement is amended by deleting the paragraph heading and introductory clause thereto, and by inserting the following new paragraph heading and introductory clause in lieu thereof:

                  "Payments for License and Marketing Services. In addition to making payments to Kamar for the unit price of Detectors as provided in Paragraph 1.04(c) above, ImmuCell/KMG shall pay to Kamar as license and marketing fees, in consideration of the grant by Kamar to ImmuCell/KMG of the rights and license and the rendering of Kamar of the marketing and sales services provided for herein, the following amounts:"

         8. Paragraph 1.05 of the Agreement is further amended by adding the following new Paragraph 1.05(c) thereto:

                  "(c)     A fee for marketing and sales services as follows:

                  $ for each Detector sold by ImmuCell/KMG commencing October 1, 2000 through and including December 31, 2001; $ for each Detector sold by ImmuCell/KMG commencing January 1, 2002 through and including December 31, 2002; $ for each Detector sold by ImmuCell/KMG commencing January 1, 2003 through and including December 31, 2003; and $ for each Detector sold by ImmuCell/KMG commencing January 1, 2004 and thereafter during the term of this Agreement. Payment of the foregoing amounts in respect of the Detector units sold by ImmuCell/KMG shall be made by ImmuCell/KMG to Kamar monthly within 15 days after the end of each month. It is understood and agreed that the provisions of this Paragraph 1.05(c) shall apply to Detectors subject to orders received by ImmuCell/KMG, Kamar or Kamar Products on and after October 1, 2000, but shall not apply to Detectors subject to orders received prior to such date, notwithstanding that such Detectors may be shipped on or after October 1, 2000."

         9. Paragraph 1.07 of the Agreement is amended by adding, after the second sentence thereof, the following sentence:

                  "ImmuCell/KMG hereby grants to Kamar and Kamar Products the right to use the trade name "Kamar Heatmount Detector" in connection with the marketing of the Detector units for ImmuCell/KMG pursuant to the terms of this Agreement."

         10. Paragraph 1.07 of the Agreement is further amended by deleting the date "December 31, 2003" where it appears in the penultimate line of such paragraph, and by inserting the date "December 31, 2004" in lieu thereof.

         11. Paragraph 1.08 of the Agreement is amended by deleting the date "December 31, 2003" where it appears in the third line of such paragraph, and by inserting the date "December 31, 2004" in lieu thereof.

         12. Paragraph 2.06 of the Agreement is amended by deleting the first sentence in its entirety and by inserting the following sentence in lieu thereof:

                  "The parties agree that during the term of this Agreement, Kamar shall reimburse ImmuCell for fifty percent (50%) of all Past Due Accounts, as hereinafter defined, for customers anywhere in the world."

         13. Section 3.06 of the Agreement is amended by deleting the first sentence in its entirety and by inserting the following in lieu thereof:

                  "ImmuCell/KMG shall have the right to terminate this Agreement with twelve months prior written notice of its intent to terminate."

         14. Paragraph 3.06 of the Agreement is further amended by deleting the word "Kamar" where it appears in the third sentence of such paragraph, and by inserting the word "ImmuCell/KMG" in lieu thereof.

         15. Paragraph 3.07 of the Agreement is amended by adding the following two sentences at the end thereof:

                  "Kamar will process all orders for Detectors and Supplemental Components received during the term of this Agreement for sale on behalf of ImmuCell/KMG in accordance with the terms of this Agreement, notwithstanding that shipment of the Detectors and Supplemental Components subject to the order may take place after the termination or expiration of this Agreement. ImmuCell/KMG agrees to cease use of the name "Kamar Marketing Group" upon the termination or expiration of this Agreement."

         16. This Amendment is entered into as of the date first written above, and is intended to become effective on October 1, 2000. Except as specifically provided herein, all of the terms and conditions of the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first written above.

                                           KAMAR, INC.

                                           By: /s/ Carl E.Vail
                                               -----------------------------
                                               Carl E. Vail, President

                                           KAMAR MARKETING GROUP, INC.

                                           By: /s/ Michael F. Brigham
                                               -----------------------------
                                               Michael F. Brigham, President

                                           IMMUCELL CORPORATION

                                           By: /s/ Michael F. Brigham
                                               -----------------------------
                                               Michael F. Brigham, President